EXHIBIT 10.11

STOCK OPTION AGREEMENT

Stock Option Agreement dated as of ______________, 2___, by and between Union Bankshares, Inc. (the "Corporation") and _______________, (the “Optionee”).

WHEREAS, in April, 2008 the Board of Directors of the Corporation approved and adopted the 2008 Incentive Stock Option Plan of Union Bankshares, Inc. and Subsidiary (the "Plan"), subject to approval by the Corporation’s shareholders;

WHEREAS, the shareholders of the Corporation approved the Plan at the 2008 annual meeting of shareholders; and

WHEREAS, on the date hereof, the Committee (as defined below) has approved the grant to the Optionee on the terms and conditions set forth herein of an Option to purchase shares of its $2.00 par value common stock (the “Common Stock”), in recognition of the Optionee's past services to the Corporation and its Subsidiary in an exemplary fashion;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

SECTION ONE
CERTAIN DEFINITIONS

In addition to the terms defined elsewhere in this Agreement or incorporated herein by reference to the Plan, as used herein:

(a)"Code" means the Internal Revenue Code, as amended.

(b)"Committee" means the stock option committee which administers the Plan and which consists of all the members of the Board of Directors of the Corporation who are not eligible to receive options under the Plan and who qualify as “Non-Employee Directors” under Securities and Exchange Commission Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c)"Extended Option Period" means the extended period for exercise of options following termination of the Optionee’s employment, as provided in Section Four, paragraphs (a), (b), (c) or (d) and as applicable in the circumstances.

(d)"Retirement" means the Optionee’s retirement from employment by the Corporation or any parent or Subsidiary on or after the Optionee’s normal retirement date or early retirement date, as provided in the Corporation’s defined benefit pension plan, or any successor broad-based retirement plan designated by the Committee.

(e)"Subsidiary" means Union Bank, and any successor corporation or entity, and shall also mean and include any other corporation or entity, at least 50% of the combined voting stock of which is hereafter owned or controlled by the Corporation, and any successor to such other corporation or entity.

SECTION TWO
GRANT

The Corporation hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option, (the "Option"), to purchase all or any part of an aggregate of __________________ (_____) shares of common stock of the Corporation on the terms and conditions herein set forth. The purchase price of such shares shall be _________ and __/100 dollars ($_____) per share, which has been determined by the Committee to represent the fair market value of the stock as of the date of this Agreement.

SECTION THREE
DURATION

The Option shall continue for a period of ______ (__) years from the date hereof, and unless sooner terminated or extended under the provisions of Section Four hereof, shall expire at the end of such period.

SECTION FOUR
TERMINATION

(a)In the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for any cause (other than the death, Retirement or permanent disability of the Optionee, or termination for just cause), including by reason of voluntary resignation or involuntary lay off, (i) if the condition specified in Section Six has been satisfied, the Option shall continue to be exercisable during the period ending on the earlier of the Option’s specified expiration date or three (3) months after the date on which the Optionee’s employment terminated; and (ii) if the condition in Section Six has not been satisfied, the Option shall terminate upon the Optionee’s termination of employment. Any portion of the Option remaining unexercised upon expiration of the Extended Exercise Period provided in clause (i) of the preceding sentence of this paragraph (a) shall terminate upon such expiration.

(b)In the event of the Retirement of the Optionee, whether or not the condition in Section Six has been satisfied, the Option shall immediately vest and shall be and remain exercisable during the period ending on the earlier of the Option’s specified expiration date, or three (3) months after the date of the Optionee’s Retirement. Any portion of the Option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (b) shall terminate upon such expiration.

(c)In the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation by reason of the Optionee’s permanent disability, whether or not the condition in Section Six has been satisfied, the Option shall immediately vest and shall be and remain exercisable during the period ending on the earlier of the Option’s specified expiration date or twelve (12) months after the date of the Optionee's termination of employment. Any portion of the Option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (c) shall terminate upon such expiration. The Optionee will be deemed permanently disabled if the Committee determines he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(d)In the event of the death of the Optionee, whether or not the condition in Section Six has been satisfied, the Option shall immediately vest and shall be and remain exercisable until the specified expiration date of such Option. Any portion of the Option remaining unexercised upon expiration of such exercise period shall terminate upon such expiration.

(e)In the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for just cause, the Option, whether or not the condition in Section Six has been satisfied, shall terminate immediately upon such termination of employment.

SECTION FIVE
TRANSFER

The Option may not be transferred except by will or the laws of the descent and distribution and may be exercised only by the Optionee during his lifetime. More particularly, but without limiting the generality of the foregoing, except as otherwise expressly provided in Section Seven, the Option may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

SECTION SIX
WHEN EXERCISABLE

Except as otherwise provided in Section Four, paragraphs (b), (c) and (d), and Section Twelve, paragraph (b), the Option shall not be exercisable unless and until the Optionee shall have remained in the continuous employ of the Corporation for twelve (12) months from the date hereof.

SECTION SEVEN
DEATH OF OPTIONEE

Subject to Section Four, paragraph (d) hereof, in the event of the Optionee's death the Option may be exercised by the legal representative of the estate of the Optionee or by the person or persons to whom the Optionee's rights under the Option shall pass by will or the laws of descent and distribution. The Committee may establish reasonable documentary requirements in connection with any such exercise.

SECTION EIGHT
TOTAL OR PARTIAL EXERCISE

The Option may be exercised either at one time as to the total number of shares or from time to time as to any portion thereof in units of one hundred (100) shares or multiples thereof.

SECTION NINE
NOTICE OF EXERCISE, ISSUANCE OF CERTIFICATES

(a)Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation, at its principal office at Morrisville, Vermont, attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect of which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that such shares are being purchased for investment and not with a view to the distribution or resale thereof and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment for the full purchase price of the shares in respect of which the Option is being exercised in accordance with the terms of paragraph (b) of this Section Nine. Subject to paragraph (c) of this Section Nine, as soon as practicable after receipt of the Optionee’s notice and payment, the Corporation shall issue and deliver to the Optionee a certificate or certificates representing the shares of Common Stock so purchased. Such certificate or certificates shall be registered in the name of the person or persons so exercising the Option, or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to or on the written order of the person or persons exercising the Option. The certificate may contain such legends, including restrictive legends, as to matters under applicable securities laws, as the Committee may determine in its discretion. In the event the Option is being exercised pursuant to Section Seven hereof by any person or persons other than the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(b)Payment in full of the purchase price of the shares in respect of which the Option is exercised in whole or in part shall be made in the form of (i) a certified or bank cashier’s check payable to the Corporation, or (ii) shares of previously owned Common Stock of the Corporation, or (iii) a combination of cash and previously owned shares of Common Stock. Any previously owned shares tendered in full or partial payment of the exercise price shall be valued at their fair market value on the date of the Option exercise, as determined by the Committee in accordance with the terms of the Plan. The Committee may adopt such procedures for effectuating payment through the surrender of previously owned shares as it may deem appropriate, and the Optionee agrees to comply with such procedures.

(c)Notwithstanding anything to the contrary herein, the Committee may in its discretion issue uncertificated shares in book entry form upon the exercise of the Option in lieu of certificates as to some or all of the shares of Common Stock so issued.

(d)In the event of any full or partial exercise of the Option, the Committee shall cause to be furnished (i) to the Optionee, a written statement on or before January 31 of the calendar year following such exercise indicating: the name, address and taxpayer identification numbers of the Corporation, of the issuer of the stock (if other than the Corporation) and of the Optionee; the date of grant and exercise of the Option; the number of shares issued, their fair market value on the date of exercise and their total cost; and that the Option was an incentive stock option; and (ii) to the Internal Revenue Service such informational returns relating to the exercise of stock options as may be required by law.

SECTION TEN
MINIMUM PERIOD OF EMPLOYMENT

The Optionee agrees to remain and continue in his/her service as an employee of the Corporation for a period of at least one (1) year from the date hereof, but at the pleasure of the Corporation and without restriction on the right of the Corporation to terminate the Optionee's employment at any time.

SECTION ELEVEN
PURCHASE FOR INVESTMENT ONLY

The Optionee understands and agrees that (i) the shares issuable upon exercise of the Option are not registered with the Securities and Exchange Commission or any state securities commission; (ii) he/she and each other person who, pursuant to Section Seven hereof, shall exercise the Option in whole or in part, shall be required to represent and agree at the time of exercise that any and all shares of Common Stock purchased by him/her pursuant to the Option will be purchased for investment and not with a view to the distribution or resale thereof; and (iii) any certificates representing shares issued upon exercise of the Option may bear a restrictive legend to such effect.

SECTION TWELVE
ADJUSTMENT ON RECAPITALIZATION

(a)In the event of a merger, consolidation, plan of share exchange, reorganization, recapitalization, reclassification of stock, stock dividend, split-up, or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's Common Stock as presently constituted, appropriate adjustments shall be made by the Committee to preserve the economic benefit or potential benefit of the Option, including, without limitation, adjustments in the number and kind of shares and the price per share subject to the Option.

(b)Upon consummation of a merger, consolidation, plan of share exchange, or other form of reorganization of the Corporation with or into another corporation (other than a merger, consolidation, or other form of reorganization in which the Corporation is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Corporation or a tender or exchange offer for the Corporation’s Common Stock made by any other corporation, person or entity resulting in a change in control of the Corporation, whether or not the condition in Section Six has been satisfied, the Option shall thereupon be deemed fully vested and exercisable by the Optionee for the remainder of the exercise period specified in Section Three hereof; provided, however, that the terms of the Option shall be subject to adjustment under paragraph (a) of this Section Twelve as the Committee may deem appropriate.

SECTION THIRTEEN
LISTING AND REGISTRATION OF SHARES

(a)For so long as the Corporation’s Common Stock shall be listed for trading on a national securities exchange, the Corporation shall take all appropriate action for the shares issuable under the Option to be approved for listing on issuance; provided, however, that nothing herein shall be deemed to require the Corporation to continue to list its Common Stock for trading on any national exchange or other trading facility.

(b)If, at any time, the Committee shall determine in its discretion that the registration or qualification of the shares covered by the Option under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of such shares on the exercise of the Option, the delivery of such shares shall be deferred until such registration or qualification shall have been effected. In the event the Committee determines, in its sole discretion, that registration or qualification of shares covered by an Option is necessary or desirable, the Corporation shall, at its expense, take such action as may be required to effect such registration or qualification.

SECTION FOURTEEN
LIMITATION OF LIABILITY

Neither the Corporation, any parent or Subsidiary, nor the Committee or any member thereof shall be liable to the Optionee or any other person as to (i) the non-issuance or sale of shares of Common Stock upon exercise of the Option as to which the Corporation, after the exercise in good faith of its reasonable best efforts, has been unable to obtain from any regulatory body having jurisdiction the authorization deemed by Corporation’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; or (ii) any tax consequences expected, but not realized, by the Optionee or other person relating to the exercise of the Option.

SECTION FIFTEEN
COMPLIANCE WITH LAW

(a)The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Accordingly, the provisions of this Agreement and the terms of the Option shall be interpreted and administered in a manner consistent with the requirements for incentive stock options under Section 422.

(b)It is intended that the Option shall meet the exemption requirements for incentive stock options under Section 409A of the Code. Accordingly, the provisions of this Agreement and the terms of the Option shall be interpreted and administered in a manner consistent with preserving the exemption from Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that the Option may be subject to Section 409A, the Committee may adopt such amendments to the terms of the Option and this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (ii) comply with the requirements of Section 409A.

SECTION SIXTEEN
TERMS AND CONDITIONS OF PLAN

(a)The terms and conditions of the Plan are hereby incorporated by reference in this Option Agreement.

(b)Except as otherwise defined herein, capitalized terms in this Agreement shall have the meanings assigned to them in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement at Morrisville, Vermont, ___________, 2___.

UNION BANKSHARES, INC.
(the "Corporation")

BY:
Duly Authorized Agent

(the "Optionee")